Exhibit 10.2

January 13, 2012

Hicks Acquisition Company II, Inc.

100 Crescent Court, Suite 1200

Dallas, Texas 75201

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with respect to the underwritten initial public offering (the “Offering”), by Hicks Acquisition Company II, Inc. (the “Company”) of 15,000,000 of units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering are quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 6 hereof.

Therefore, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement with Citigroup Global Markets, Inc. related to the Company’s initial public offering) within 21 months from the closing of the Offering, he shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account, but net of any taxes payable (less up to $100,000 of such net interest to pay reasonable expenses of dissolution), divided by the number of shares of Common Stock then outstanding, together with the contingent right to receive, in cash, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets, if any, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

Hicks Acquisition Company II, Inc.

2.      (a) The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he shall (i) vote all the Founder Shares (as defined below) owned by him in accordance with the majority of the votes cast by the Public Stockholders and (ii) vote any shares acquired by him in the Offering or the secondary public market in favor of such proposed Business Combination.

(b) An amount equal to 2,143 shares held by the undersigned shall be returned to the Company for cancellation, at no cost, in the event that the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within twenty-four (24) months following the closing of the Company’s initial Business Combination.

(c) The undersigned acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by him. The undersigned hereby further waives, with respect to any shares of the Common Stock held by him, any redemption rights he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) he holds if the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Offering).

(d) In the case of any of the Founder Shares owned by the undersigned, until (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination (such applicable period being the “Founder Lock-Up Period”), the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or

Hicks Acquisition Company II, Inc.

otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares owned by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares owned by him, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(e) Notwithstanding the provisions contained in 2(d) herein, the undersigned may transfer the Founder Shares owned by him (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of HH-HACII, L.P. (the “Sponsor”) or to any limited partner(s) of the Sponsor; (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s limited partnership agreement upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vii) in the event that the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property subsequent to the consummation of the Company’s initial Business Combination; provided, however, that, in the case of clauses (i) through (iv), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in 2(d) herein.

(f) Further, the undersigned agrees that after the Founder Lock-Up Period has elapsed, the Founder Shares owned by him or her shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the undersigned each acknowledge that pursuant to that certain registration rights agreement entered into between the Company, Thomas O. Hicks (the “Founder”) and the Sponsor, each of the Founder and the Sponsor may request that a registration statement relating to the Founder Shares be filed with the Commission prior to the end of the Founder Lock-Up Period; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period.

Hicks Acquisition Company II, Inc.

3. The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned represents and warrants that:

(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

4. Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a) payment of an aggregate of $10,000 per month to Hicks Holdings Operating LLC, an affiliate of the Founder, for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated June 23, 2010;

(b) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $2,250,000 in interest income (net of franchise and income taxes payable); and

(c) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an

Hicks Acquisition Company II, Inc.

intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $2,250,000 in interest income (net of taxes payable on such interest).

5. The undersigned has full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

6. As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the shares of the Common Stock of the Company acquired by the Sponsor for an aggregate purchase price of $25,000; (iii) “Public Stockholders” shall mean the holders of securities issued in the Offering; and (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

7. This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

8. Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives and assigns.

Hicks Acquisition Company II, Inc.

9. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of Dallas County, in the State of Texas, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

11. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Lock-up Period or (ii) the liquidation of the Company.

[Signature page follows]

Sincerely,

/s/ James C. Musselman
James C. Musselman

Acknowledged and Agreed: HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Christina Weaver Vest
Christina Weaver Vest President, Chief Executive Officer and Chief Financial Officer

Signature Page to Insider Letter